Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-102069, 333-118689, 333-139876, 333-161715 and 333-181765) of Fuel Systems Solutions, Inc. of our report dated March 14, 2016 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10- K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 14, 2016